Exhibit 32.1

Certification of
Chief Executive Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the quarterly report of Select Energy Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Holli Ladhani, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 19
Date: May 8, 2019
/s/ Holli Ladhani
Holli Ladhani
President and Chief Executive Officer